EXHIBIT 11.1---STATEMENT RE:  COMPUTATION OF  PER SHARE EARNINGS (UNAUDITED)


GALAGEN  INC.
(A DEVELOPMENT STAGE COMPANY)


                                                                                                                  Period from
                                                                                                                  November 17,
                                                                                                                1987 (inception)
                                               For the Three months Ended         For the Nine months Ended     to September 30,
                                            September 30,   September 30,    September 30,     September 30,          1998
                                                     1998            1997             1998              1997
                                           -------------- ----------------- --------------- ------------------ -------------------
BASIC LOSS PER SHARE:
                                           -------------- ----------------- --------------- ------------------ -------------------
Weighted average shares outstanding            8,284,673         7,186,180       8,115,654          7,173,078           3,375,662
                                           -------------- ----------------- --------------- ------------------ -------------------
                                           -------------- ----------------- --------------- ------------------ -------------------

Net loss applicable to common                  $(878,881)      $(1,282,943)    $(3,701,751)       $(4,316,437)       $(56,520,805)
stockholders
                                           -------------- ----------------- --------------- ------------------ -------------------
                                           -------------- ----------------- --------------- ------------------ -------------------

Basis  net loss per  share  applicable
to common stockholders                           $(0.11)           $(0.18)         $(0.46)            $(0.60)            $(16.74)
                                           -------------- ----------------- --------------- ------------------ -------------------
                                           -------------- ----------------- --------------- ------------------ -------------------


DILUTED LOSS PER SHARE:

Weighted average shares outstanding            8,284,673         7,186,180       8,115,654          7,173,078           3,375,662
                                           -------------- ----------------- --------------- ------------------ -------------------

Dilutive potential common shares                       -                 -               -                  -                   -
                                           -------------- ----------------- --------------- ------------------ -------------------

Total                                          8,284,673         7,186,180       8,115,654          7,173,078           3,375,662
                                           -------------- ----------------- --------------- ------------------ -------------------
                                           -------------- ----------------- --------------- ------------------ -------------------

Net loss applicable to common                  $(878,881)      $(1,282,943)    $(3,701,751)       $(4,316,437)       $(56,520,805)
stockholders
                                           -------------- ----------------- --------------- ------------------ -------------------
                                           -------------- ----------------- --------------- ------------------ -------------------

Diluted loss per share applicable to
common stockholders                              $(0.11)           $(0.18)         $(0.46)            $(0.60)            $(16.74)
                                           -------------- ----------------- --------------- ------------------ -------------------
                                           -------------- ----------------- --------------- ------------------ -------------------